EXHIBIT 15.4

FORM OF NOTICE OF GUARANTEED DELIVERY FOR RIGHTS
CERTIFICATES ISSUED

BY REAL GOODS SOLAR, INC.

This form, or one substantially equivalent hereto, must be used to exercise the subscription rights pursuant to the rights offering as described in the offering circular dated [__ __], 2019 of Real Goods Solar, Inc., a Colorado corporation, if a holder of subscription rights cannot deliver the rights certificate(s) evidencing the rights to the subscription agent listed below prior to 5:00 p.m., Eastern time, on [__ __], 2019 (as it may be extended, the “Expiration Time”). Such form must be delivered by hand or sent by facsimile transmission, first class mail or overnight courier to the subscription agent, and must be received by the subscription agent prior to the Expiration Time. See “The Rights Offering — Method of Exercising Subscription Rights” in the offering circular.

Payment of the subscription price of $10 per share of Series 1 Preferred Stock subscribed for upon exercise of such subscription rights must be received by the subscription agent in the manner specified in the offering circular prior to the Expiration Time even if the rights certificate(s) evidencing such rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering — Method of Exercising Rights” in the Offering Circular.

By Mail, Hand Delivery, Express Mail, Courier or Other Expedited Service:

Continental Stock Transfer & Trust Company
1 State Street Plaza- 30th Floor

New York, NY 10004

By Facsimile Transmission:

(212) 616-7610

Telephone Number for Confirmation:

(917) 262-2378

If you have other questions or need assistance, please contact Mackenzie Partners, the information agent for the rights offering, via telephone at (800) 322-2885 (toll-free in North America) or +1(212) 929-5500 or by email at rightsoffer@mackenziepartners.com.

Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute a valid delivery

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of rights certificate(s) representing subscription right(s) and that such rights certificate(s) cannot be delivered to the subscription agent prior to the Expiration Time. Upon the terms and subject to the conditions set forth in the offering circular, receipt of which is hereby acknowledged, the undersigned hereby elects to (i) exercise the basic subscription privilege to subscribe for _____________ shares of Series 1 Preferred Stock with respect to the subscription rights represented by such rights certificate(s), subject to pro-ration, and, if applicable, the 10% restriction, as described in the offering circular, and (ii) exercise the over-subscription privilege relating to such rights, to the extent that shares of Series 1 Preferred Stock that are not otherwise purchased pursuant to the exercise of subscription rights are available therefor, for an aggregate of up to _____________ shares of Series 1 Preferred Stock, subject to availability and allocation as described in the offering circular.

The undersigned understands that payment of the subscription price of $10 per share of Series 1 Preferred Stock subscribed for pursuant to the basic subscription privilege and the over-subscription privilege must be received by the subscription agent prior to the Expiration Time, and represents that such payment, in the aggregate amount of $____________ either (check appropriate box):

[ ]	is being delivered to the subscription agent herewith

Or

[ ]	has been delivered separately to the subscription agent in the manner set forth below (check appropriate box and complete information relating thereto):

[ ]	Wire transfer of funds

●	Name of transferor institution:

●	Date of transfer:

●	Confirmation number (if available):

[ ]	Certified check

[ ]	Bank draft (cashier’s check)

[ ]	Money order

●	Name of maker:

●	Date of check, draft or money order:

●	Check, draft or money order number:

●	Bank on which check is drawn or issuer of money order:

Signature(s)

Names

Address

Area Code and Telephone No.(s)

(Please type or print)
Rights Certificate No(s). (if available)

GUARANTEE OF DELIVERY
(Not to Be Used for Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the subscription agent the certificates representing the subscription rights being exercised hereby, with any required signature guarantee and any other required documents, all within three business days after the date hereof.

Dated:

(Address)

(Name of Firm)

(Area Code and Telephone Number)

(Authorized Signature)

The institution that completes this form must communicate the guarantee to the subscription agent and must deliver the rights certificate(s) to the subscription agent within the time period shown in this offering circular. Failure to do so could result in a financial loss to such institution.